EXHIBIT 23(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-38373, 333-64312, 333-96435, 333-92130, 333-97749, 333-118784, 333-145204, 333-149466 and 333-161301) of Pharmos Corporation of our report dated February 25, 2009 relating to the financial statements, which appears in this Form 10-K/A.

PricewaterhouseCoopers LLP
New York, New York
March 3, 2010